UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 15, 2007

BOULDER SPECIALTY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51506	20-2949397
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6106 Sunrise Ranch Drive
Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:           (303) 682-1982

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [x]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        Boulder Specialty Brands, Inc. is filing this Form 8-K to report extensions to two material agreements previously disclosed on Form 8-K.

        On September 25, 2006, Boulder executed an Agreement and Plan of Merger with GFA Holdings, Inc., pursuant to which a wholly-owned Delaware subsidiary of Boulder will merge with and into GFA Holdings, and GFA Holdings will become a wholly-owned subsidiary of Boulder.

        In connection with the GFA Merger Agreement, Boulder also entered into a Securities Purchase Agreement with certain investors for a private placement of common stock and convertible preferred stock, and a commitment letter with certain financial institutions for a debt financing in order to raise the funds necessary to complete the GFA merger.

        In light of the fact that the special meeting proxy statement pertaining to the GFA merger and private placement is still pending at the Securities and Exchange Commission, Boulder entered into amendments to the Merger Agreement and the Purchase Agreement in order to extend the final termination dates of each of the agreements. The agreements have been amended as follows:

The Merger Agreement:

        The Merger Agreement between GFA, TSG4, L.P. (as shareholders’ representative), BSB Acquisition Co., Inc. and Boulder has been amended, effective February 15, 2007:

•	To extend the termination date of the Merger Agreement from February 16, 2007 to May 31, 2007; and

•	To extend, from January 10, 2007 to April 30, 2007, the date on which GFA can terminate the Merger Agreement if final SEC approval of the special meeting proxy statement pertaining to the GFA merger has not yet been received; and

•	To automatically extend the Merger Agreement’s termination date by the number of days, if any, that GFA Holdings’ delivery of its December 31, 2006 audited financial statements to Boulder extends beyond March 16, 2007 (but in no event shall the termination date extend beyond June 30, 2007).

        A copy of the amendment to the Merger Agreement is attached as Exhibit 10.1.

The Purchase Agreement:

        The Purchase Agreement between Boulder Specialty Brands, Inc. and certain investors has been amended, effective February 15, 2007:

•	To extend the termination date of the Purchase Agreement from February 16, 2007 to May 31, 2007;

•	To automatically extend the Purchase Agreement’s termination date by the number of days, if any, that GFA Holdings’ delivery of its December 31, 2006 audited financial statements to Boulder extends beyond March 16, 2007 (but in no event shall the termination date extend beyond June 30, 2007).

        A copy of the amendment to the Purchase Agreement is attached as Exhibit 10.2.

        The commitment letter between Boulder Specialty Brands, Inc.. Bank of America, N.A. and Banc of America Securities LLC for debt financing for the GFA merger has also been extended to the earlier of (a) June 30, 2007 or (b) the closing of the GFA merger, or alternate business combination.

Additional Information and Where to Find It

        In connection with the GFA merger, Boulder has filed a preliminary proxy statement with the SEC and will mail the definitive proxy statement to the stockholders of Boulder when available. Boulder’s stockholders are urged to read the preliminary proxy statement and other relevant materials when they become available as they will contain important information about the GFA merger and the related private placement financing. Boulder stockholders can obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Boulder, 6106 Sunrise Ranch Drive, Longmont, CO, 80503.

        Boulder and its officers and directors may be deemed to have participated in the solicitation of proxies from Boulder’s stockholders in favor of the approval of the GFA merger and related private placement financing. Information concerning Boulder’s directors and executive officers is set forth in the publicly filed documents of Boulder. Stockholders may obtain more detailed information regarding the direct and indirect interests of Boulder and its directors and executive officers in the GFA merger and related private placement financing by reading the preliminary proxy statements regarding the GFA merger and private placement financing, which have been filed with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        In order to provide additional working capital necessary to complete the GFA merger (which is described in Item 1.01 of this Form 8-K) or, in the alternative, to identify and evaluate an alternate business combination, in the event the GFA merger is not completed. Stephen B. Hughes, the chairman of Boulder’s board of directors, has agreed to provide Boulder with a working capital loan of up to $500,000. Pursuant to the terms of a promissory note dated February 15, 2007, Boulder has promised to repay the amount advanced to it under the note, together with interest thereon at a rate equal to the lowest applicable Federal short term rate in effect during that time (as adjusted from time to time), within 30 days following the earlier of (1) the completion of the GFA merger or (2) the completion of an alternate business transaction. Boulder has waived its right to assert any defense (other than payment), set-off, counterclaim or cross-claim in any action that is brought to enforce the promissory note.

        A copy of the promissory note is attached as Exhibit 10.3.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.
	Exhibit 10.1	Letter Agreement dated as of February 15, 2007 between Boulder Specialty
Brands, Inc., TSG4, L.P. (as shareholders' representative), GFA Holdings,
Inc., and BSB Acquisition Co., Inc. to amend the Merger Agreement.
	Exhibit 10.2	Letter Agreement dated as of February 15, 2007 between Boulder Specialty
Brands, Inc. and certain investors to amend the Purchase Agreement.
	Exhibit 10.3	Promissory Note dated February 15, 2007 executed by Boulder Specialty Brands,
Inc. in favor of Stephen B. Hughes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOULDER SPECIALTY BRANDS, INC.
(registrant)
February 16, 2007	By: /s/ Stephen B. Hughes
Stephen B. Hughes
Chairman and CEO

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